Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation Subject to Rule 10f-3
Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999
THROUGH MAY 31, 1999

ALLIANCE HIGH YIELD


						Principal
				       Date     Amount
Security**                Cucips     Purchased  Purchased  Price

United Rental
  (North America), Inc.   911363AF6  03/16/99   $6,000,000 $100.00
Royster Clark Inc.        780879AA0  04/15/99   $4,000,000 $100.00
Charter Communications
  Holdings, Ll            16117PAB6  03/12/99   $15,000,00 $99.695
Dura Operating Company    26632QAA1  04/15/99   $4,000,000 $100.00
Lyondell Chemical
  Company 9.875%          552078AJ6  05/11/99   $3,000,000 $100.00
Lyondell Chemical
  Company 9.625%          552078AH0  05/11/99   $1,500,000 $100.00
Lyondell Chemical
  Company 10.875%         552078AK3  05/11/99   $4,000,000 $100.00




		Total          % of
Principal       Principa       Issue                       Principal
Amount          Amount         Purchased                    Amount
Purchased by    Issued         By           Purchased        Held
Fund Group      (000)          Group (1)    From            5/31/99

$6,500,000      $250,000        2.60%       Goldman Sachs   3,500,000
$11,000,000     $200,000        5.50%       JP Morgan       4,000,000
$39,500,000     $1,500,000      2.63%       Goldman Sachs   5,500,000
$6,000,000      $300,000        2.00%       Nations Bank    0
$13,000,000     $1,000,000      1.30%       JP Morgan       3,000,000
$4,000,000      $900,000        0.44%       JP Morgan       3,000,000
$11,000,000     $500,000        2.20%       JP Morgan       2,000,000


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1) Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible
    Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.




Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette
Securities Corporation Subject to Rule 10f-3
Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999
THROUGH AUGUST 31, 1999

ALLIANCE HIGH YIELD FUND


                                                     Principal
					 Date        Amount
Security**                   Cucips      Purchased   Purchased   Price

Netia Holdings               EC1440170   06/03/99    $3,000,000  $100.00
PSI Net,Inc.                 69363VAA5   07/16/99    $7,000,000  $100.00
Chip PAC International Ltd.  169659AA7   07/22/99    $6,000,000  $100.00
Concentra Operating Corp.    20589QAA7   08/05/99    $7,000,000  $100.00
Republic Technologies        760809AA1   08/06/99    $7,000,000  $98.710
Worldwide Flight Service     981587AD0   08/05/99    $1,300      $97.533



		Total       % of
Principal       Principa    Issue                      Principal
Amount          Amount      Purchased                  Amount
Purchased by    Issued      By           Purchased     Held
Fund Group      (000)       Group (1)    From          8/31/99

$3,000,000      $100,000     3.00%       Chase           0
$18,500,000     $1,050,000   1.76%       Bear Sterns     13,500,000
$11,000,000     $150,000     7.33%       First Boston    3,000,000
$11,000,000     $190,000     5.79%       CGSI            7,000,000
$18,500,000     $425,000     4.35%       Chase           10,000,000
$2,000          $130         1.54%       GRUN            0


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1)  Purchases by all Alliance Funds, including the Fund, may not exceed:
    a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b) if purchased in an Eligible Rule 144A Offering, 25% of the total of(i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.